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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT

                                      TO

                           CERTIFICATE OF FORMATION

                                      OF

                           HUNTSMAN ICI HOLDINGS LLC

                       Pursuant to Section 18-202 of the
                    Delaware Limited Liability Company Act


     1. The name of the limited liability company is Huntsman ICI Holdings LLC (the "Company").
      -------

     2. The Certificate of Formation is hereby amended to change the name of the Company to Huntsman International Holdings LLC.

     3. Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

            "1. The name of the limited liability company is Huntsman International Holdings LLC."

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 7/th/ day of December 2000.

                                        HUNTSMAN ICI HOLDINGS LLC

                                        By:   \s\ Samuel D. Scruggs
                                           ---------------------------------
                                        Name: Samuel D. Scruggs
                                        Its:  Authorized Person